UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, ohio	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreements

On June 30, 2021, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into (i) that certain Revolving Credit, Guaranty and Security Agreement, with certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time and PNC Bank, National Association, as administrative agent (“PNC”) and swing loan lender (the “Revolving Credit Agreement”), which provides for an up to $50 million asset-based revolving credit facility (with availability subject to a borrowing base calculation), including a $15 million letter of credit sublimit and a $5 million swingline sublimit, (ii) that certain Letter of Credit Issuance and Reimbursement and Guaranty Agreement with certain subsidiaries of the Company as guarantors and PNC, as issuer, pursuant to which PNC has agreed to issue up to $110 million in letters of credit (“Letter of Credit Agreement”) that is secured in part by cash collateral provided by an affiliate of MSD Partners, MSD PCOF Partners XLV, LLC (“MSD”) and (iii) that certain Reimbursement, Guaranty and Security Agreement, with certain subsidiaries of the Company as guarantors, MSD, as administrative agent, and the cash collateral providers from time to time party thereto, pursuant to which the Company shall reimburse MSD and any other cash collateral provider to the extent the up to $110 million of cash collateral provided by MSD and any other cash collateral provider to secure the Letter of Credit Agreement is drawn to satisfy draws on letters of credit (“Reimbursement Agreement” and collectively with the Revolving Credit Agreement and Letter of Credit Agreement, the “Debt Documents” and the facilities thereunder, the “Debt Facilities”). The obligations of the Company under each of the Debt Facilities are guaranteed by certain existing and future domestic and foreign subsidiaries of the Company. B. Riley Financial, Inc. (“B. Riley”) has provided a guaranty of payment with regard to the Company’s obligations under the Reimbursement Agreement, as more particularly described below. The Company expects to use the proceeds and letter of credit availability under the Debt Facilities for working capital purposes and general corporate purposes, including to backstop certain letters of credit under the Amended and Restated Credit Agreement, dated as of May 14, 2020 (as amended, restated or otherwise modified from time to time), by and among the Company, as borrower, Bank of America, N.A., as administrative agent, the lenders and the other parties from time to time party thereto, which was paid off and terminated as of June 30, 2021.

Each of the Debt Facilities has a maturity date of June 30, 2025. The interest rates applicable under the Revolving Credit Agreement float at a rate per annum equal to either (i) a base rate plus 2.0% or (ii) 1 or 3 month reserve-adjusted LIBOR rate plus 3.0%. The interest rates applicable to the Reimbursement Agreement float at a rate per annum equal to either (i) a base rate plus 6.50% or (ii) 1 or 3 month reserve-adjusted LIBOR plus 7.50%. Under the Letter of Credit Agreement, the Company shall be required to pay letter of credit fees on outstanding letters of credit equal to (i) the applicable spread over LIBOR on the aggregate face amount of the letters of credit issued under the Revolving Credit Agreement, (ii) administrative fees of 0.75% and (iv) fronting fees of 0.25%. Under each of the Revolving Credit Agreement and the Letter of Credit Agreement, the Company shall be required to pay a facility fee equal to 0.375% per annum of the unused portion of the Revolving Credit Agreement or the Letter of Credit Agreement, respectively. The Company is permitted to prepay all or any portion of the loans under the Revolving Credit Agreement prior to maturity without premium or penalty. Prepayments under the Reimbursement Agreement shall be subject to a prepayment fee of 102.25% in the first year after closing, 102% in the second year after closing and 101.25% in the third year after closing, with no prepayment fee payable thereafter.

The Company has mandatory prepayment obligations under the Reimbursement Agreement upon the receipt of proceeds from certain dispositions or casualty or condemnation events. The Revolving Credit Agreement and Letter of Credit Agreement require mandatory prepayments to the extent of an over-advance.

The obligations under the Debt Facilities shall be secured by substantially all assets of the Company and each of the guarantors, in each case subject to intercreditor arrangements. As noted above, the obligations under the Letter of Credit Facility shall also be secured by the cash collateral provided by MSD and any other cash collateral provider thereunder.

The Debt Documents contain certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The Debt Documents require the Company to comply with certain financial maintenance covenants, including a quarterly fixed charge coverage test, a quarterly senior net leverage ratio test, a non-guarantor cash repatriation covenant, a minimum liquidity covenant and an annual cap on maintenance capital expenditures. The Debt Documents also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the respective facility, the failure to comply with certain covenants and agreements specified in the applicable Debt Agreement, defaults in respect of certain other indebtedness, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Debt Documents may become due and payable immediately.

In connection with the Company’s entry into the Debt Documents, B. Riley entered into that certain Guaranty Agreement in favor of MSD, in its capacity as administrative agent under the Reimbursement Agreement, for the ratable benefit of MSD, the cash collateral providers and each co-agent or sub-agent appointed by MSD from time to time (the “B. Riley Guaranty”). The B. Riley Guaranty provides for the guarantee of all of the Company’s obligations under the Reimbursement Agreement. The B. Riley Guaranty is enforceable in certain circumstances, including, among others, certain events of default and the acceleration of the Company’s obligations under the Reimbursement Agreement. Under a fee letter with B. Riley, the Company shall pay B. Riley $935,000 per annum in connection with the B. Riley Guaranty. The Company intends to enter into a reimbursement agreement with B. Riley governing the Company’s obligation to reimburse B. Riley to the extent the B. Riley Guaranty is called upon by the agent or lenders under the Reimbursement Agreement.

The foregoing descriptions of the Debt Documents and the B. Riley Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, as applicable, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On July 7, 2021, the Company issued a press release announcing the entry into the Debt Facilities and the other documents and related transactions discussed in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Credit, Guaranty and Security Agreement, dated as of June 30, 2021, by and among the Company, certain of the Company’s subsidiaries as guarantors, the lenders party thereto from time to time and PNC Bank, National Association, as administrative agent, lender and swing loan lender.
10.2	Letter of Credit Issuance and Reimbursement and Guaranty Agreement, dated as of June 30, 2021, by and among the Company, certain of the Company’s subsidiaries as guarantors, and PNC Bank, National Association, as issuer.
10.3	Reimbursement, Guaranty and Security Agreement, dated as of June 30, 2021, by and among the Company, certain of the Company’s subsidiaries as guarantors, MSD PCOF Partners XLV, LLC, as administrative agent and the cash collateral providers from time to time party thereto.
10.4	Guaranty Agreement, dated as of June 30, 2021, by B. Riley in favor of MSD PCOF Partners XLV, LLC, as administrative agent, for the ratable benefit of the administrative agent, the cash collateral providers and each co-agent or sub-agent appointed by the administrative agent from time to time.
99.1	Press release, dated July 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

July 7, 2021	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)